UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 3, 2010
Date of report (date of earliest event reported)
Innuity, Inc.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-29129 (Commission File Number)	87-0370820 (I.R.S. Employer Identification No.)
8644 154th Avenue NE
Redmond, WA 98052
(Address of principal executive offices)(Zip Code)
(425) 497-9909
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “Innuity” refer to Innuity, Inc., a Washington corporation.
Item 1.01 Entry into a Material Definitive Agreement.
     The information set forth in Item 2.01 below is hereby incorporated by reference into this Item 1.01.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On February 3, 2010, we entered into an Asset Purchase Agreement with Web.Com Group, Inc., pursuant to which we sold certain contractual assets related to the Company’s web hosting business for an amount equal to $1,549,859 plus a percentage of the Net Collected Revenue arising from certain end-users through the twelve months anniversary of the Closing Date. Under the terms of the agreement, Web.Com Group, Inc. acquired certain contractual assets related to our web hosting business and did not assume any of our liabilities or obligations other than our obligations to be performed after the Closing Date pursuant to the terms of the Asset Purchase Agreement. The transaction is subject to a holdback amount to be paid on the twelve month anniversary of the Closing Date subject to WEB.COM’s rights to indemnification under the Asset Purchase Agreement. A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
     The foregoing summary of the Asset Purchase Agreement and the transaction is not complete and is qualified in its entirety by the terms and the conditions of the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Asset Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Innuity or Web.Com Group, Inc. The Asset Purchase Agreement contains representations and warranties that Innuity and Web.Com Group, Inc. made to and solely for the benefit of the others. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Asset Purchase Agreement. Accordingly, investors and security holders should not rely on the representations and warranties in the Asset Purchase Agreement as characterizations of the actual state of facts, as they were made only as of the date of the Asset Purchase Agreement and are modified and qualified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or not be fully reflected in Innuity’s public disclosures.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          Our board of directors approved the payment of a bonus to John Dennis, our President, of $159,972, relating to the completion of the sale of certain assets to Web.Com Group, Inc. Of the bonus amount, $128,975 was made immediately following the consummation of the asset sale transaction described under Item 2.01 above and the remaining bonus amount of $30,997 is to be paid out in three equal monthly installments during March, April and May of 2010.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of February 3, 2010, by and among Web.Com Group, Inc. and Innuity, Inc.(Certain Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.)
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNUITY, INC.
Dated: March 2, 2010	By:	/s/ Linden N. Barney
Linden N Barney Chief Financial Officer